SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported) December 7, 1998



                          ALLIED WASTE INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
         (State or other jurisdiction of incorporation or organization.)

                  0-19285                              88-0228636
           (Commission File Number)          (IRS Employer Identification No.)


15880 North Greenway-Hayden Loop, Suite 100
         Scottsdale, Arizona                                85260
 (Address of principal executive offices)               (Zip Code)



       Registrant's telephone number, including area code: (602) 423-2946



                                 Not Applicable
          (Former name or former address, if changed since last report)





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Item 5.  Other Events

On December 7, 1998 Allied Waste Industries, Inc. ("Allied") announced that Allied Waste North America, Inc., its direct, wholly-owned subsidiary, ("AWNA", and together with Allied, the "Company"), is offering pursuant to Rule 144A under the Securities Act of 1933 $1.5 billion in senior unsecured notes. The securities offered consist of $200 million aggregate principal amount of Senior Notes due 2003; $500 million aggregate principal amount of Senior Notes due 2005; and $800 million aggregate principal amount of Senior Notes due 2008 (the "Senior Notes").

AWNA intends to use a portion of the proceeds from the proposed sale of these notes to fund the previously announced cash tender offer to purchase all of its 10.25% Senior Subordinated Notes due 2006 and all of the 11.30% Senior Discount Notes due 2007 of its parent, Allied. The remaining proceeds will be used to repay borrowings under its outstanding credit facility and for general corporate purposes.

The offer of the Senior Notes has not been registered under the Securities Act of 1933 (the "Securities Act") and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from the registration requirements of the Securities Act.





































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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                ALLIED WASTE INDUSTRIES, INC.

                                By: /s/         HENRY L. HIRVELA
                                    ------------------------------------------
                                                   Henry L. Hirvela
                                      Vice President and Chief Financial Officer
                                             (Principal Financial Officer)



                                By: /s/             JAMES S. ENG
                                    -----------------------------------------
                                                    James S. Eng
                                                Corporate Controller
                                           (Principal Accounting Officer)

Date:  December 8, 1998

































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